SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMPREHENSIVE CARE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPREHENSIVE CARE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, NOVEMBER 17, 2006

To the Stockholders of Comprehensive Care Corporation:

Notice is hereby given that the 2006 Annual Meeting of Stockholders of Comprehensive Care Corporation (the “Company”) will be held at the principal executive offices of the Company, located at 3405 W. Dr. Martin Luther King, Jr. Boulevard, Suite 101, Tampa, Florida 33607 on Friday, November 17, 2006 at 9:00 a.m., Eastern Standard Time, and any adjournments or postponements thereof for the following purposes:

1.	To elect seven directors, four of whom will be elected by holders of our Series A Convertible Preferred Stock; and

2.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on September 22, 2006 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the principal offices of the Company.

By Order of the Board of Directors,

/s/ Mary Jane Johnson

Mary Jane Johnson

President and Chief Executive Officer

October 6, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF A FOLLOW-UP MAILING.

COMPREHENSIVE CARE CORPORATION

3405 W. Dr. Martin Luther King, Jr. Boulevard, Suite 101

Tampa, Florida 33607

(813) 288-4808

PROXY STATEMENT

for

Annual Meeting of Stockholders

to be held on Friday, November 17, 2006

The Board of Directors of Comprehensive Care Corporation (the “Company”) solicits your proxy for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, November 17, 2006 at 9:00 a.m., Eastern Standard Time, at the principal executive offices of the Company located at 3405 W. Dr. Martin Luther King, Jr. Boulevard, Suite 101, Tampa, Florida 33607 and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed on or about October 6, 2006. Following this mailing, certain officers and employees of the Company may solicit proxies by mail, telephone, telecopy, or in person, without additional compensation. Upon request, the Company will reimburse brokers, and other persons holding shares for others, for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of such shares. The Company will pay all solicitation costs, if any.

The shares held by each person giving a proxy in the accompanying forms will be voted at the meeting in accordance with any instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR the proposals contained herein. A proxy may be revoked by the person giving it any time before its exercise by sending a written notice of such revocation or a later-dated proxy to the Secretary of the Company at the above address or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

The record date for stockholders entitled to notice of and to vote at the Annual Meeting is September 22, 2006 (the “Record Date”). As of the Record Date, 5,904,207 shares of common stock, $.01 par value per share (“Common Stock”), and 14,400 shares of Series A Convertible Preferred Stock, $50.00 par value per share (the “Series A Preferred Stock”), were outstanding and entitled to vote. Shares of Common Stock are entitled to one vote for each share of Common Stock held. Shares of Series A Preferred Stock are entitled to vote on an “as converted” basis with the Common Stock. The Series A Preferred Stock is entitled to 294.12 votes for each share of Series A Preferred Stock outstanding, which represents the equivalent of 4,235,328 shares of Common Stock. At this Annual Meeting, holders of Series A Preferred Stock are entitled to vote, as a separate voting class, for the election of four directors of the Company (the “Series A Directors”). Holders of Series A Preferred Stock are entitled to vote with holders of Common Stock, voting together as a single class, for the election of three directors and for any remaining proposals. Nominees in number equal to the seats to be filled, who receive a plurality of votes cast, are elected.

A majority of the outstanding shares of Common Stock and the Series A Preferred Stock, taken together as one class, present in person or represented by proxy and entitled to vote, shall constitute a quorum for purposes of the meeting. In addition, a separate quorum representing a majority of the shares of Series A Preferred Stock shall be necessary in connection with the voting for the Series A Directors. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the election of directors in Proposal 1. If authority to vote for the nominee is withheld on a proxy card, no vote will be cast with respect to the shares represented thereby and the outcome of the election will not be affected. Approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as a negative vote. Broker non-votes will have no effect and will not be counted towards the vote total with respect to any matter presented at the Annual Meeting.

The 2006 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended May 31, 2006, accompanies this Proxy Statement.

ELECTION OF ALL DIRECTORS

Seven directors are to be elected by stockholders at the Annual Meeting. The Board of Directors has nominated Eugene L. Froelich, Mary Jane Johnson and Robert Landis, each of whom is currently a member of the Board, for election. Mr. Froelich is “independent” under the Company’s independence standards described beginning on page 7.

At the Annual Meeting, holders of Series A Preferred Stock, voting as a separate class, will elect four directors of the Company. Unless the holders of Series A Preferred Stock otherwise specify, the shares represented by the proxies received for election of four directors will be voted in favor of the election of Robert S. Parker, David P. Schuster, Barry A. Stein, PhD, and Peter Jesse Walcott, as directors. The holders of our Common Stock and Series A Preferred Stock will elect, voting as one class, three directors of the Company. Unless the stockholders specify otherwise, the shares represented by the proxies received for the election of such directors will be voted in favor of the election of Eugene L. Froelich, Mary Jane Johnson and Robert Landis, as directors.

All nominees will serve for one-year terms expiring at the 2007 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal as provided in the Company’s Restated Certificate of Incorporation and Restated Bylaws.

Proxies of holders of Common Stock cannot be voted for more than three persons and proxies of holders of Series A Preferred Stock cannot be voted for more than seven persons. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as director if elected. If any of the nominees are unable or unwilling to serve, however, the shares represented by proxies received will be voted for substitute nominees selected by the Board of Directors. For information regarding the seven nominees and regarding our Board of Directors as a whole, see “MANAGEMENT – Directors and Executive Officers” beginning on page 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF SERIES A

PREFERRED STOCK VOTE FOR MESSRS. PARKER, SCHUSTER, STEIN AND WALCOTT

AND THAT ALL OF THE COMPANY’S STOCKHOLDERS VOTE FOR MESSRS. FROELICH

AND LANDIS AND MS. JOHNSON.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The executive officers and directors of the Company are as follows:

NAME	AGE	POSITION
Mary Jane Johnson	56	President,(1)(2) Chief Executive Officer, (1)(2) and Director(1)(2)
Robert J. Landis	47	Chairman of the Board of Directors, (1)(2) Chief Financial Officer,(1)(2) and Treasurer(1)(2)
Thomas Clay	58	Chief Development Officer(2)
Paul Patti, Ph.D.	51	Vice President of National Clinical Operations(2)
Eugene L. Froelich	64	Director(3)
Robert Parker	27	Director(4)
David P. Schuster	36	Director(4)
Barry A. Stein, Ph.D.	74	Director(4)
Peter Jesse Walcott	29	Director(4)

(1)	Comprehensive Care Corporation.

(2)	Comprehensive Behavioral Care, Inc. (principal operating subsidiary of the Company).

(3)	Mr. Froelich is the “Audit Committee Financial Expert” as that term is defined in the rules of the Securities Exchange Commission.

(4)	Board member designated by the holder of our Series A Preferred Stock.

MARY JANE JOHNSON, RN, MBA, (age 56)

Ms. Johnson has served as our President and Chief Executive Officer since January 2000 and as a director of the Company since April 1999. Since joining the Company in August 1996, Ms. Johnson has also served as Chief Operating Officer of the Company, an appointment that was effective July 1999, and as Chief Executive Officer for the Company’s principal subsidiary, Comprehensive Behavioral Care, Inc., since August 1998. Ms. Johnson served as Executive Director for Merit Behavioral Care from 1993 to 1996. Ms. Johnson, a registered professional nurse, has a Bachelor’s Degree in Nursing from the State University of New York and a Master’s Degree in Business Administration from Adelphi University.

ROBERT J. LANDIS, CPA, MBA (age 47)

Mr. Landis has served as a director of the Company since April 1999, as Chairman of our Board of Directors since January 2000 and as our Chief Financial Officer and Treasurer since July 1998. Mr. Landis served as Treasurer of Maxicare Health Plans, Inc., a health maintenance organization, from November 1988 to July 1998. Mr. Landis also serves on the Board of Directors and on the audit committee of Global Axcess Corporation, a company that owns and operates automatic teller machines, whose common stock is publicly traded on the Over-The-Counter Bulletin Board. Further, Mr. Landis serves on the Board of Directors and on the audit committee of Nyer Medical Group, Inc., a publicly-traded company engaged in the wholesale and retail sale of medical and surgical equipment and, additionally, the ownership and operation of pharmacies. Mr. Landis, a Certified Public Accountant, received a Bachelor’s Degree in Business Administration from the University of Southern California and a Master’s Degree in Business Administration from California State University at Northridge.

THOMAS CLAY, MSW (age 58)

Mr. Clay has been employed by the Company since December 1999 and currently serves as the Chief Development Officer for Comprehensive Behavioral Care, Inc. (“CBC”) having served as President, Public Sector Services since June 2002. Mr. Clay previously served as CBC’s Senior Vice President of Clinical Operations from October 2000 through May 2002. During 1997, until joining the Company, Mr. Clay worked as a behavioral healthcare consultant specializing in adapting managed care technology to public sector services for providers and behavioral healthcare organizations. From January 1991 through July 1997, Mr. Clay served in a variety of executive positions for Tarrant County Mental Health Mental Retardation Services in Fort Worth, Texas. Mr. Clay received a Master of Social Work degree from Tulane University and a Bachelor of Arts Degree in Psychology from the University of Texas at Austin.

PAUL PATTI, Ph.D., (age 51)

Dr. Patti has been employed by the Company since July 2003. He was promoted to Vice President of National Clinical Operations in January of 2004. In this role, Dr. Patti manages all aspects of clinical protocol development and delivery of behavioral health services. Dr. Patti is a licensed psychologist with over 15 years managed care and clinical experience. Prior to joining the Company, Dr. Patti was Vice President of Operations for Horizon Behavioral Health from 2002 to 2004, Director of Outpatient Services for University Behavioral HealthCare from 2000 to 2002 and Vice President of Clinical Services for Integra from 1997 to 2000. Dr. Patti received a Bachelor of Arts Degree from Cornell University in 1977 and a Doctorate Degree in Clinical Psychology from Long Island University in 1986.

EUGENE L. FROELICH, CPA (age 64)

Mr. Froelich has served as a director of the Company since January 2003. Mr. Froelich has more than 30 years of financial experience and has served as an executive to several publicly-held companies in the healthcare, entertainment, and technology industries. Mr. Froelich is currently working as a consultant in these industries. In addition, Mr. Froelich is currently the Chief Financial Officer and Chief Operating Officer of CureLab, Inc., a privately-held company, in the biotechnology sector. Mr. Froelich has served in this capacity for CureLab, Inc. since January 2002. From April 2001 to October 2001, Mr. Froelich served as Chief Financial Officer of Futurelink Corp., a publicly-traded company in the technology information sector. Futurelink Corp. filed for protection under Chapter 11 of the federal bankruptcy code in August 2001 and, following such filing, Mr. Froelich voluntarily resigned his position with Futurelink Corp. From July 2000 to April 2001, Mr. Froelich was Chief Financial Officer of Wizshop.com, a private company, engaged in the Internet retail business. From 1998 to 2000, Mr. Froelich acted as an independent consultant and advisor to various corporations.

ROBERT PARKER (age 27)

Mr. Parker has served as a director of the Company since July 11, 2005. Mr. Parker has been employed by LS Power Equity Advisors, LLC, a company that manages a $1.2 billion private equity fund focused on the energy and power industry, since April 2005. Prior to this, Mr. Parker served as an Investment Banking Associate at Merrill Lynch from August 2004 to April 2005 and an Investment Banking Analyst for Credit Suisse First Boston from August 2000 to June 2002. From July 2002 to July 2004, Mr. Parker attended the University of Chicago Graduate School of Business where he obtained a Masters degree in Business Administration in Finance and Accounting. Mr. Parker received a Bachelor of Arts degree in Economics from Johns Hopkins University.

DAVID P. SCHUSTER (age 36)

Mr. Schuster has served as a director of the Company since June 20, 2005. Mr. Schuster currently serves as the Vice President of Corporate Development for Hythiam, Inc., a publicly-traded healthcare management services firm, a position he has held since September 2003. Prior to this, Mr. Schuster served as the Managing

Director of Arkad Capital Partners, LLC from 2002 to 2003 and as the Senior Vice President of Hired Guns, Inc. from 2000 to 2002. Mr. Schuster is a graduate of Marquette University where he obtained a Bachelor of Science degree in Business Administration.

BARRY A. STEIN, Ph.D. (age 74)

Dr. Stein has served as a director of the Company since June 20, 2005. Dr. Stein has over 35 years of experience advising executives and companies on productivity, innovation, leadership and organization design. Dr. Stein currently serves as the President of Goodmeasure, Inc., a company he co-founded in 1977. Prior to his current position, Dr. Stein served as a senior consultant for Arthur D. Little, Inc. and as President of OD Associates. Dr. Stein also taught Organization Behavior at Harvard, Economic Development at Massachusetts Institute of Technology and Business Policy at the Whittemore School. Dr. Stein has also served as a visiting lecturer at Yale University. Dr. Stein received a Bachelor of Science and a Masters of Science in Chemical Engineering and a Ph.D. in Economics and Regional Planning from Massachusetts Institute of Technology.

PETER JESSE WALCOTT (age 29)

Mr. Walcott has served as a director of the Company since June 20, 2005. Mr. Walcott currently serves as the Director of Mergers and Acquisitions at IAP Worldwide Services, Inc., a position he has held since August 2004. Prior to this, Mr. Walcott served as an Investment Banking Associate at Legacy Securities, Inc. from June 2002 to August 2004 and an Investment Banking Analyst at J.P. Morgan Securities, Inc. from July 1999 to June 2002. Mr. Walcott is a graduate of the University of Virginia where he obtained a Bachelor of Arts degree in English and Economics.

CORPORATE GOVERNANCE

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is a company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs a company’s day-to-day operations. Our Board of Directors currently consists of seven directors. The primary responsibilities of the Board of Directors are oversight, counseling and direction to the Company’s management in the long-term interests of the Company and its stockholders. The Board’s detailed responsibilities include: (a) selecting, regularly evaluating the performance of, and approving the compensation of the Chief Executive Officer and other senior executives; (b) reviewing and, where appropriate, approving the Company’s major financial objectives, strategic and operating plans and actions; (c) overseeing the conduct of the Company’s business to evaluate whether the business is being properly managed; and (d) overseeing the processes for maintaining the Company’s integrity with regard to its financial statements and other public disclosures and compliance with law and ethics. The Board of Directors has delegated to the Chief Executive Officer, working with the Company’s other executive officers, the authority and responsibility for managing the Company’s business in a manner consistent with the Company’s standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

The Company has adopted a Code of Ethics and has established two standing committees: an Audit Committee and a Compensation and Stock Option Committee. Procedures facilitating the anonymous submission by employees to the Audit Committee of complaints regarding accounting, internal controls, or auditing matters have also been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director or greater than 10% stockholder must file a Form 4 reporting the acquisition or disposition of the Company’s equity securities with the Securities and Exchange Commission (“SEC”) no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. To the Company’s knowledge, based solely on a review of the copies of these reports furnished to it and written representations that no other reports were required, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during its fiscal year ended May 31, 2006 (“fiscal 2006”).

BOARD MEETINGS AND DIRECTORS’ COMPENSATION

During fiscal 2006, the Board of Directors of the Company held seven meetings in person or by telephone. In addition, the Board of Directors took action by written consent on two occasions. Each director attended more than 75% of the total of all meetings of the Board and the committees on which he or she served during fiscal 2006. Further, as the Company requires all directors to attend each annual meeting of stockholders, the 2005 annual meeting was attended by all the current directors.

Members of the Board of Directors who are also officers or employees of the Company receive no compensation for serving as directors. No cash compensation was paid to any Board member during the Company’s fiscal 2006.

Non-employee Board members are compensated with stock options in accordance with the Company’s Non-Employee Director Stock Option Plan (the “Directors’ Plan”). The exercise price of each such option is equal to the fair market value of a share of Common Stock on the date of grant. Under the Directors’ Plan, prior to amendment in February 2006, each non-employee director was automatically granted an option to purchase 10,000 shares upon joining the Board and options to purchase 5,000 shares on each anniversary of the initial date of service or date of approval, as the case may be. In addition to these grants, the Directors’ Plan provided that there would be granted and awarded one or more options contemporaneous with each annual grant, as follows: (i) options to purchase 3,333 shares of Common Stock to the individual occupying the position of Vice Chairman of the Board, (ii) options to purchase 8,333 shares of Common Stock to each chairman of each committee of the Board, and (iii) options to purchase 2,500 shares of Common Stock to each non-employee director who serves on a committee of the Board (other than the chairman of the committee).

On February 14, 2006, the Directors’ Plan was amended by a majority of stockholders in an action taken by written consent and more fully described in an Information Statement filed with the SEC on February 27, 2006 and available on the SEC’s Internet site (http: www.sec.gov). Under the amended Directors’ Plan, non-employee directors will receive an initial grant of 25,000 options upon joining the Board and an annual grant of 15,000 options at each annual meeting of shareholders commencing at the 2006 annual meeting. The amendments to the Directors’ Plan additionally specified that non-employee directors serving on the effective date of the amendments would receive a one-time award of 25,000 options on such date. All grants vest annually in 1/5 increments beginning on the first anniversary of the date of grant, provided the individual is still a director on those dates. An optionee who ceases to be a director shall forfeit that portion of the option attributable to such vesting dates on or after the date he or she ceases to be a director.

A total of 196,666 options were granted under the Directors’ Plan during fiscal 2006 to the following non-employee directors:

Director	Options Granted
Eugene Froelich	40,833
Robert Parker	37,500
David P. Schuster	43,333
Barry A. Stein, Ph.D.	37,500
Peter Jesse Walcott	37,500

Total	196,666

The exercise price of the options is equal to 100% of the fair market value of the Common Stock on the date of grant. Options are exercisable to the extent vested, which occurs at specified intervals and anniversary dates over time.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

The Company has established a stockholder website (www.compcare-shareholders.com), which may be used by stockholders to communicate with members of the Company’s Board of Directors. Any stockholder may contact the Chairman, Mr. Landis, or another member of the Board by completing the “Contact Us and News Alert Signup” information under the “Contact Us” tab. All communications are initially screened by the Board Chairman for the purpose of determining the appropriate party to receive the communication.

BOARD COMMITTEES

Audit Committee

From June until August of 2005, our Audit Committee consisted of Dr. Howard Savin and Eugene Froelich. Upon Dr. Savin’s resignation from the Board of Directors in August 2005, the Board appointed Robert Parker and Peter Jesse Walcott to the Audit Committee. Mr. Froelich is the Chairman of the Audit Committee, and additionally serves as the “audit committee financial expert,” as defined in the rules of the SEC. The Board of Directors has determined that all members of the Committee are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Audit Committee met four times during fiscal 2006. In addition, the Audit Committee took action by written consent on one occasion.

The principal responsibilities of and functions to be performed by the Audit Committee are established in the Audit Committee Charter. The Audit Committee Charter was adopted by the Board of Directors and is reviewed annually by the Audit Committee. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement. See “Report of the Audit Committee” for a description of the Audit Committee’s responsibilities.

Compensation and Stock Option Committee

From June until August 2005, Dr. Howard Savin and Eugene Froelich served on our Compensation and Stock Option Committee. In August 2005, following Dr. Savin’s resignation, David Schuster and Dr. Barry Stein were appointed by the Board of Directors to serve on our Compensation and Stock Option Committee. Mr. Schuster now serves as Chairman of the Committee in place of Dr. Savin. The Compensation and Stock Option Committee met once during fiscal 2006 and additionally took action by written consent on two other occasions.

The responsibilities of the Compensation and Stock Option Committee are to recommend remuneration arrangements for senior management, advise the Board as to senior management succession planning, and to review and approve senior management performance goals as well as conduct performance evaluations against such goals. Additionally, the Compensation and Stock Option Committee oversees the Company’s employee stock option plans and is responsible for determining any stock option grants to be made to the Company’s senior management, employees, or consultants. The members of the Compensation and Stock Option Committee are “independent” as defined by the American Stock Exchange listing standards.

Nominating Committee

The full Board of Directors performs the functions normally associated with a nominating committee and, as such, the Company does not have separate nominating committee or nominating committee charter, nor does the Company pay any third party a fee to assist in the process of identifying and evaluating Board candidates. During fiscal 2006, the Board of Directors did not appoint a Nominating Committee due to its small size. Director nominees are determined by members of the Board of Directors based upon a number of criteria, including the business of the Company, the nominee’s knowledge and expertise in the healthcare industry or other comparable business experience, the nominee’s qualities and background, and the Board’s composition as well as its current and future needs. Ms. Johnson and Mr. Landis are not independent directors. The remaining five directors are “independent” as that term is defined in Section 121A of the American Stock Exchange Listing standards. The Board will consider recommendations for directorships submitted by stockholders. Please see “Procedure for Submitting Stockholder Proposals” at the end of this document for instructions on submitting director nominees for consideration by the Board of Directors, including recommendations from stockholders of the Company. Any such director nominee recommendations should be sent together with appropriate biographical information concerning each proposed nominee. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Board.

REPORT OF THE AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are the oversight of the integrity of the Company’s financial statements, the appointment, compensation and performance of the independent auditors, and the evaluation of complaints from employees regarding accounting and auditing matters. In April 2003, the Audit Committee adopted a ‘whistleblower’ policy, providing for the anonymous submission by employees to the Audit Committee of complaints regarding accounting, internal controls, or auditing matters. The Audit Committee is responsible for the receipt, treatment and retention of such filed complaints.

Although the Company is not listed on the American Stock Exchange, the Company has used the definition of “independent” set forth in the American Stock Exchange listing standards for the purpose of determining the independence of its Audit Committee members. During fiscal 2006, Messrs. Froelich, Savin, Parker and Walcott were “independent” as that term is defined in Section 121A of the American Stock Exchange listing standards, which defines an independent director, generally, as one who is not employed by the Company, receives no compensation other than as a director, is not related to a Company officer, and is not an officer or owner of a business having transactions with the Company.

The Audit Committee reviewed and discussed the Company’s fiscal 2006 audited financial statements with the Company’s management, discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with such independent accountants the independent accountants’ independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America. Based on such reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Eugene L. Froelich, CPA, Chairman

Robert Parker

Peter Jesse Walcott

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE REGARDING

COMPENSATION OF EXECUTIVE OFFICERS

The responsibilities of the Compensation and Stock Option Committee are to establish the annual compensation of the Chief Executive Officer, Chief Financial Officer, and the other executive officers of the Company and to oversee the administration of the Company’s 1995 and 2002 stock incentive plans. The members of the Compensation and Stock Option Committee are “independent” as defined by the American Stock Exchange listing standards.

Overview and Philosophy

The Compensation and Stock Option Committee’s policies are designed to enable the Company to attract and retain outstanding executives in the healthcare industry to assist the Company in meeting its long-range objectives, thereby serving the interests of the Company’s stockholders. The Compensation and Stock Option Committee’s compensation philosophy is to provide rewards that (1) are linked to both Company performance and individual performance, (2) align employee interests with stockholder interests, (3) are sufficient to attract and retain high-quality employees, and (4) provide a mix of cash and potential stock ownership tied to long-term as well as immediate business strategies.

The current employment agreements of Ms. Johnson and Mr. Landis were approved by the then current Compensation and Stock Option Committee, which was composed solely of independent directors. The current employment agreements of all other executive officers of the Company and the Company’s principal operating subsidiary, Comprehensive Behavioral Care, Inc., (“CBC”) were approved by the CBC Board of Directors.

Executive Officer Compensation

The following key principles guide the Compensation and Stock Option Committee in structuring compensation targets and packages of executive officers and key management:

•	Total annual compensation will include salary as the core compensation plus options to purchase shares of the Company’s Common Stock, the value of which is a function of the market price, which is an extension of stockholder interests.

•	Management development includes support of compensation opportunity structures to attract and retain individuals who can maximize the creation of stockholder value, and motivate employees to attain Company and individual objectives.

•	Recognition of individual contributions as well as overall Company results toward identified business results.

•	Competitive position of both base salary and total compensation within the healthcare industry.

Components of Executive Compensation

The components of executive compensation for each of the Company’s four named executive officers included a base salary, provision for an annual incentive bonus, and provisions for the award of stock options. Ms. Johnson and Mr. Landis each have employment agreements, which were approved by the then current Compensation and Stock Option Committee, which took into account the skills, knowledge and experience that each of the executive officers brought to their positions. The base salary of each executive officer is intended to be maintained at slightly above the median range of salary for similar positions at public companies that are in the same line of business as the Company and which are of similar size. The current employment agreement of each executive officer provides for the award of stock options. In the case of Ms. Johnson and Mr. Landis, the Compensation and Stock Option Committee determined that each is to receive an annual grant of options to purchase 25,000 shares of stock. The Compensation and Stock Option Committee reserves the right to increase the annual stock options award based on exceptional performance by the executive. In the case of Mr. Clay and Dr. Patti, each is eligible for participation in periodic grants of stock options as determined by the Compensation and Stock Option Committee at its discretion.

Each of the Company’s executive officers is eligible to receive an annual performance-based incentive bonus or other such bonus or additional compensation as may be determined from time to time by the Compensation and Stock Option Committee. There were no cash amounts paid during fiscal 2006, 2005 or 2004 in connection with any annual performance bonus as provided for in the Company’s employment agreements with its executive officers.

Compensation of the Chief Executive Officer

Under the terms of her current employment agreement, effective February 3, 2003, as amended June 14, 2005, Ms. Johnson’s base salary is currently set at $205,000 per annum. As part of the Company’s cost-cutting initiatives, Ms. Johnson agreed to postpone certain salary increases due under her employment agreement. As a result, and in accordance with the Company’s incentive compensation plan for the Chief Executive Officer, Ms. Johnson received a base salary of $175,000 in fiscal 2006 and did not receive a cash incentive bonus. In fiscal 2006, Ms. Johnson received an award of incentive stock options to purchase 25,000 shares of Common Stock, which vested May 31, 2006. Ms. Johnson’s employment agreement also includes a severance and change-in-control provision.

Compensation of Other Executive Officers

Under the terms of his current employment agreement, effective February 3, 2003, as amended June 14, 2005, Mr. Landis is to receive $185,000 per annum. As part of the Company’s cost-cutting initiatives, Mr. Landis agreed to postpone certain salary increases due under his employment agreement. As a result, and in accordance with the Company’s incentive compensation plan for executive officers, Mr. Landis received a base salary of $175,000 in fiscal 2006 and did not receive a cash incentive bonus. In fiscal 2006, Mr. Landis received an award of incentive stock options to purchase 25,000 shares of Common Stock, which vested May 31, 2006. Mr. Landis’ employment agreement also included a severance and change-in-control provision.

Base salaries for Mr. Clay and Dr. Patti were set by Comprehensive Behavioral Care, Inc.’s Board of Directors at $120,000 and $99,000, respectively. During fiscal 2006, Mr. Clay was granted options to purchase 10,000 shares of Common Stock, and Dr. Patti was granted options to purchase 5,000 shares of Common Stock.

LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1.0 million on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. However, certain performance-based compensation as defined by Section 162(m) of the Tax Code is not subject to the deduction limit. The Board of Directors believes that all anticipated compensation during the fiscal year ending May 31, 2007 will satisfy the requirements of Section 162(m) of the Tax Code and, as such, would be deductible for federal income tax purposes. Further, the Company’s Compensation and Stock Option Committee believes that the deductibility of officer compensation in excess of the $1.0 million threshold is not likely to be an issue for the Company to address in the foreseeable future.

THE COMPENSATION AND STOCK OPTION COMMITTEE

David P. Schuster, Chairman

Eugene L. Froelich, CPA

Barry A. Stein, Ph.D.

SECURITY OWNERSHIP

The following table sets forth, as of the Record Date, information concerning the beneficial ownership of Common Stock by each director of the Company, nominee for director, the executive officers named in the Summary Compensation Table included elsewhere herein, and all directors and executive officers as a group. Unless otherwise indicated below, the business address for each named individual is the principal executive office address, which is 3405 W. Dr. Martin Luther King, Jr. Boulevard, Suite 101, Tampa, Florida 33607. According to rules adopted by the SEC, a person is the “beneficial owner” of securities if he or she has, or shares, the power to vote such securities or to direct their investment. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Outstanding
Mary Jane Johnson(1)	365,000	5.8%
Robert J. Landis (2)	422,625	6.8%
Thomas Clay (3)	82,500	1.4%
Paul Patti (4)	22,500	*
Eugene L. Froelich(5)	58,332	*
Barry A. Stein, Ph.D.(6)	5,000	*
David Paul Schuster(7)	10,833	*
Peter Jesse Walcott(6)	5,000	*
Robert Parker(6)	5,000	*
All executive officers and directors as a group (10 persons)	984,290	14.6%

*	Less than 1%.

(1)	Includes 20,000 shares of Common Stock held directly and 345,000 shares subject to options that are presently exercisable or exercisable within 60 days of the Record Date.

(2)	Includes 107,000 shares of Common Stock held directly and 315,625 shares subject to options that are presently exercisable or exercisable within 60 days of the Record Date.

(3)	Includes 5,000 shares of Common Stock held directly and 77,500 shares subject to options that are presently exercisable or exercisable within 60 days of the Record Date.

(4)	Includes 22,500 shares subject to options that are presently exercisable or exercisable within 60 days of the Record Date.

(5)	Includes 10,833 shares of Common Stock held directly and 47,499 options that are presently exercisable or exercisable within 60 days of the Record Date. Excludes 27,500 options that are not presently exercisable.

(6)	Includes 5,000 shares subject to options that are presently exercisable or exercisable within 60 days of the Record Date. Excludes 32,500 options that are not presently exercisable.

(7)	Includes 10,833 shares subject to options that are presently exercisable or exercisable within 60 days of the Record Date. Excludes 32,500 options that are not presently exercisable.

The following table sets forth, as of the Record Date, the name, address, stock ownership and voting power of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

Name And Address of Beneficial Owner	Shares Beneficially Owned		Percent of Common Stock Outstanding
Harry Ross
3622 Reeves Road, Ojai, CA 93023	900,000	(1)	15.2%
Robert Lange
1806 Hickory Street, St. Louis, MO 63104	323,500	(2)	5.5%
Woodcliff Healthcare Investment Partners LLC
535 Madison Avenue, 35th Floor, New York, NY 10022	4,235,328	(3)	41.8%

(1)	Information obtained from Schedule 13G filed by Mr. Ross on March 18, 2005

(2)	Information obtained from Schedule 13G filed by Mr. Lange on June 20, 2005.

(3)	Represents approximately 4,235,328 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock that was issued by the Company on June 14, 2005.

Change in Control Arrangements

On June 14, 2005, we issued to Woodcliff 14,400 shares of Series A Preferred Stock, the rights, preferences and conditions of which are set forth in the Certificate of Designation. As of the Record Date, there were 5,904,207 shares of our Common Stock outstanding, plus outstanding options and warrants to purchase an additional 1,589,707 shares of Common Stock. Based upon the number of shares of our Common Stock outstanding on the Record Date, if Woodcliff had converted its shares of Series A Preferred Stock on such date, it would have owned 41.8% of the shares of our Common Stock outstanding on such date, excluding the exercise of options and warrants issued and outstanding at such time. In addition, the Purchase Agreement relating to the Series A Preferred Stock provides that the Company may require Woodcliff to purchase 500,000 shares of its common stock, based on the Company’s financial performance in fiscal 2007. In addition, during the second quarter of fiscal 2007, the Company will have the right to sell 1.74 million shares of common stock to Woodcliff as long as the Company continues to satisfy certain financial and other conditions. Therefore, conversion by Woodcliff of the shares of Series A Preferred Stock, together with the exercise by us of certain put options described in the Purchase Agreement, could result in increased voting power in the Company by Woodcliff. As of the Record Date, Woodcliff had not converted the shares of Series A Preferred Stock nor have we exercised our put options. However, pursuant to the terms of the Certificate of Designation, a majority of the directors serving on our Board were designated by Woodcliff.

EXECUTIVE COMPENSATION

The following provides certain information concerning compensation earned by the Company’s Chief Executive Officer and its other “named executive officers” whose total salary and bonus for fiscal 2006 exceed $100,000 (together, these persons are sometimes referred to as the “named executives”).

SUMMARY COMPENSATION TABLE

			ANNUAL COMPENSATION					LONG-TERM COMPENSATION
Fiscal Year	Name and Position		Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options/SARS (#)	Long- term Incentive Payouts ($)	All Other Compensation ($)
2006	Mary Jane Johnson	President(1,2), Chief	175,000	—		6,500	(4)	—	25,000	—	—
2005	Mary Jane Johnson	Executive Officer(1,2), and	174,328	—		6,500	(4)	—	25,000	—	—
2004	Mary Jane Johnson	Director(1,2)	163,007	—		6,500	(4)	—	25,000	—	219	(5)

2006	Robert Landis	Chairman of the Board of	175,000			4,900	(6)	—	25,000	—	—
2005	Robert Landis	Directors (1,2), Chief	172,308	10,000	(8)	3,900	(6)	—	25,000	—	—
2004	Robert Landis	Financial Officer(1,2), and Treasurer(1,2)	169,279	20,000	(3)	3,900	(6)	—	25,000	—	441	(5)

2006	Thomas Clay	Chief Development	120,000	—		—		—	10,000	—	—
2005	Thomas Clay	Officer(2)	120,000	—		—		—	10,000	—	—
2004	Thomas Clay		111,231	—		—		—	10,000	—	219	(5)

2006	Paul Patti, Ph.D.	Vice President of Clinical	99,000	—		2,600	(4)	—	5,000	—	—
2005	Paul Patti, Ph.D.	Operations(2)	99,000	—		2,600	(4)	—	7,500	—	—
2004	Paul Patti, Ph.D. (7)		82,074	—		2,300	(4)	—	10,000	—	—

(1)	Comprehensive Care Corporation.

(2)	Comprehensive Behavioral Care, Inc., Principal Subsidiary of the Company.

(3)	Represents payments made in connection with the stay bonus awarded to Mr. Landis in fiscal 2000.

(4)	Represents car allowances paid in accordance with Ms. Johnson’s and Dr. Patti’s employment agreements.

(5)	Represents amounts contributed by the Company to the indicated person’s 401(k) Plan Account.

(6)	Represents compensation expense for personal use mileage and car allowances in accordance with Mr. Landis’ employment agreement.

(7)	Dr. Patti joined the Company effective July 7, 2003.

(8)	Represents the final payment made in connection with the stay bonus awarded to Mr. Landis in fiscal 2000.

The following tables present information regarding the number of options granted to and exercised by the Company’s named executives during fiscal 2006, and the number of unexercised options held by the Company’s named executives at May 31, 2006. No appreciation rights were granted or held by such persons during fiscal 2006.

OPTION GRANTS IN THE LAST FISCAL YEAR

Name	Options Granted	Percent of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value
Mary Jane Johnson	25,000	23.1%	$1.78	10/28/15	$1.4043
Robert J. Landis	25,000	23.1%	1.78	10/28/15	1.4043
Thomas Clay	10,000	9.3%	1.78	10/28/15	1.4043
Paul Patti, Ph.D.	5,000	4.6%	1.78	10/28/15	1.4043

The present value as of the date of grant, calculated using the Black-Scholes method is based on assumptions, including a risk-free interest rate of 4.46%, a stock price volatility factor of 106%, a 0% dividend yield and an estimated option term of 5 years. There is no assurance that these assumptions will prove to be true in the future. The actual value, if any, that may be realized by each individual will depend upon the market price of the Common Stock on the date of exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND AGGREGATED FISCAL YEAR-END OPTION VALUE

Name	Shares Acquired on Exercise (#)	Value Realized ($) (a)	Number of Securities Underlying Unexercised Options/SARs at FY End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-money Options/SARs at FY End ($)(b) Exercisable/ Unexercisable
Mary Jane Johnson	—	—	345,000/0	$453,143/$0
Robert J. Landis	75,000	$141,330	315,625/0	311,813/0
Thomas Clay	—	—	77,500/0	77,735/0
Paul Patti, Ph.D.	—	—	22,500/0	9,725/0

(a)	Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b)	Calculated on the basis of the closing sale price per share for the Company’s Common Stock on the Over-The-Counter Bulletin Board of $2.15 on May 31, 2006. Value was calculated on the basis of the difference between the option price and $2.15 multiplied by the number of shares of Common Stock underlying the respective options.

EMPLOYMENT AGREEMENTS WITH EXECUTIVES

The Company entered into an employment agreement with Mary Jane Johnson effective February 1, 2003, as amended June 14, 2005. The agreement was originally effective through May 31, 2006, but has been automatically renewed and extended until November 30, 2007 in accordance with the first of two available 18 month extensions under the contract. Ms. Johnson’s employment agreement provides for a salary of $205,000 per annum and includes an annual performance bonus based on the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). Such annual performance bonus shall be equal to the greater of 2 1/2% of the Company’s EBITDA, or $25,000. Ms. Johnson is provided an auto allowance of $250 biweekly as well as a policy of life insurance. In addition, the Company pays for a portion of Ms. Johnson’s health insurance and other group insurance premiums in accordance with the Company’s general benefit guidelines covering all full-time employees. Ms. Johnson’s employment agreement provides that in the event of a change in control of the Company, or in the case of termination without cause, Ms. Johnson will be paid a severance benefit equal to twenty four (24) months base salary, together with her performance bonus. Ms. Johnson is additionally eligible to receive a special transaction bonus should the company merge with or into another entity in which the Company is not the surviving entity, or if the Company sells all or substantially all of its assets and the special transaction is $5.0 million or greater. The special transaction bonus shall be an amount equal to 1% of the special transaction value in excess of $5.0 million. Coincident with the Company’s annual meetings of stockholders, Ms. Johnson shall be granted options to purchase 25,000 shares of the Company’s Common Stock. The options will bear an exercise price of the fair market value of the Company’s stock on the date of grant and will vest within one year of such date. Ms. Johnson’s employment agreement may be terminated by either party in accordance with its terms, which require written notification to the other party at least six months prior to the initial termination date or renewal termination date. Ms. Johnson’s agreement also provides for (i) a severance payment equal to two years’ base salary if the company does not renew her employment agreement; (ii) the continuation of existing health insurance coverage for up to eighteen (18) months for Ms. Johnson and her dependents upon termination if the Company does not renew her employment agreement; (iii) a payment equal to the greater of two years’ base salary or the balance of the base salary for the remainder of her employment term if she becomes disabled; and (iv) a severance payment equal to the greater of her base salary for the unexpired term or two times such base salary, if during the term of the agreement, the Company materially curtails or diminishes her duties and responsibilities and Ms. Johnson provides the Company with 60 days’ notice that she elects to terminate her employment with the Company.

The Company entered into an employment agreement with Robert J. Landis effective February 1, 2003, as amended on June 14, 2005. The agreement was originally effective through May 31, 2006, but has been automatically renewed and extended until November 30, 2007 in accordance with the first of two available 18 month extensions under the contract. Mr. Landis’ employment agreement provides for a salary of $185,000 per annum and includes an annual performance bonus based on the Company’s EBITDA. Such annual performance bonus shall be equal to the greater of 2 1/2% of the Company’s EBITDA, or $20,000. In addition, the Company pays for a portion of Mr. Landis’ health insurance and other group insurance premiums in accordance with the Company’s general benefit guidelines covering all full-time employees. Mr. Landis is also provided with a policy of life insurance and use of a company automobile or, alternatively, a $250 biweekly auto allowance. Mr. Landis’ employment agreement provides that in the event of a change in control of the Company or in the case of termination without cause, Mr. Landis will be paid a severance benefit equal to 24 months base salary, together with his performance bonus. Mr. Landis is additionally eligible to receive a special transaction bonus should the company merge with or into another entity in which the Company is not the surviving entity, or if the Company sells all or substantially all of its assets and the special transaction is $5.0 million or greater. The special transaction bonus shall be an amount equal to 1% of the special transaction value in excess of $5.0 million. Coincident with the Company’s annual meetings of stockholders, Mr. Landis shall be granted options to purchase 25,000 shares of the Company’s Common Stock. The options will bear an exercise price of the fair market value of the Company’s stock on the date of grant and will vest within one year of such date. Mr. Landis’ employment agreement may be terminated by either party in accordance with its terms, which require written notification to the other party at least six months prior to the initial termination date or renewal termination date. Mr. Landis’ agreement also provides for (i) a severance payment equal to two years’ base salary if the Company does not renew his employment agreement ; (ii) the continuation of existing health insurance coverage for up to 18 months for Mr. Landis and his dependents upon termination if the Company does not renew his employment agreement; (iii) a payment equal to the greater of two years’ base salary or the balance of the base salary for the remainder of his employment term if he becomes disabled; and (iv) a severance payment equal to the greater of his base salary for the unexpired term or two times such base salary, if during the term of the agreement, the Company materially curtails or diminishes his duties and responsibilities and Mr. Landis provides the Company with 60 days’ notice that he elects to terminate his employment with the Company.

At the closing of the transactions contemplated by the June 2005 Securities Purchase Agreement, Ms. Johnson and Mr. Landis entered into waivers of certain provisions contained in their respective employment agreements, acknowledging that the transactions contemplated by the Purchase Agreement constituted a “change in control,” as defined in each such employment agreement, and that each of the executives will waive any bonus or other payments triggered by such change in control provisions contained in their employment agreement resulting from the consummation of the transactions contemplated by the Purchase Agreement. Mr. Landis’ waiver of such provisions will continue through November 30, 2007.

On June 3, 2002, the Company’s principal operating subsidiary, Comprehensive Behavioral Care, Inc. (“CBC”), entered into an employment agreement with Thomas Clay. Mr. Clay’s employment agreement provides for a salary at the rate of $120,000 per annum and includes a performance-based bonus not to exceed $20,000 per annum, which will be based 20% on individual performance and 80% on the Company’s financial performance against set criteria. In addition, Mr. Clay is eligible to participate in CBC’s Sales Incentive Plan, a commission program designed to compensate the Company’s sales and marketing staff in proportion to their individual contributions to the Company’s sales and marketing objectives. Mr. Clay is provided with a policy of life insurance and the Company pays for a portion of Mr. Clay’s health insurance and other group insurance premiums in accordance with the Company’s general benefit guidelines covering all full-time employees. Mr. Clay’s employment agreement provides that, in the event of a change in control of CBC as defined, Mr. Clay has the option to remain employed by CBC or to be paid a severance benefit equal to six months base salary or, in the case of termination without cause, Mr. Clay will be paid a severance benefit equal to three months base salary. Mr. Clay’s employment agreement continues unless terminated by either party in accordance with the terms of the employment agreement.

On August 20, 2004, CBC entered into an employment agreement with Paul Patti, Ph.D. Dr. Patti’s employment agreement provides for a salary at the rate of $99,000 per annum. Dr. Patti is provided with an auto allowance of $100 biweekly as well as a policy of life insurance. In addition, the Company pays for a portion of Dr. Patti’s health insurance and other group insurance premiums in accordance with the Company’s general benefit guidelines covering all full-time employees. Dr. Patti’s employment agreement provides that, in the event of a change in control of CBC as defined, Dr. Patti has the option to remain employed by CBC or to be paid a severance benefit equal to three months base salary. Dr. Patti’s employment agreement continues unless terminated by either party in accordance with the terms of the employment agreement.

STOCK OPTION PLANS

During fiscal 2006, the Company had two active incentive plans, the 1995 Incentive Plan and the 2002 Incentive Plan (collectively, the “Plans”), that provide for the granting of stock options, stock appreciation rights, limited stock appreciation rights, and restricted stock grants to eligible employees and consultants to the Company. Grants issued under the Plans may qualify as incentive stock options (“ISOs”) under Section 422A of the Internal Revenue Code. Options for ISOs may be granted for terms of up to ten years and are generally exercisable in cumulative increments of 50% each six months. Options for non-statutory stock options (“NSOs”) may be granted for terms of up to 13 years. The exercise price for ISOs must equal or exceed the fair market value of the shares on the date of grant, and 65% in the case of other options. The Plans also provide for the full vesting of all outstanding options under certain change of control events. The maximum number of shares authorized for issuance is 1,000,000 under the 2002 Incentive Plan and 1,000,000 under the 1995 Incentive Plan. As of the Record Date, under the 2002 Incentive Plan, there were 530,000 options available for grant and there were 440,000 options outstanding and exercisable. Additionally, as of the Record Date, under the 1995 Incentive Plan, there were 512,875 options outstanding and exercisable. Effective August 31, 2005, the 1995 Incentive Plan terminated such that there are no further options available for grant under this plan.

NON-EMPLOYEE DIRECTORS’ PLAN

The Company also has a non-qualified stock option plan for its outside directors (the “Directors’ Plan”). Each non-qualified stock option is exercisable at a price equal to the common stock’s fair market value as of the date of grant. Prior to amendment in February 2006, the Plan awarded initial grants vesting in 25% increments beginning on the first anniversary of the date of grant, and annual grants vesting 100% as of the first annual meeting of stockholders following the date of grant, provided the individual remained a director as of those dates. Subsequent to amendment, outside directors will receive an initial grant upon joining the Board and annual grants at each annual meeting of stockholders beginning with the 2006 annual meeting, each vesting in 20% increments beginning on the first anniversary of the date of grant, provided the director continues to serve on the Board on those dates. As further amended with the Board’s and shareholder approval, the maximum number of shares authorized for issuance under the Directors’ Plan was increased from 250,000 to 1,000,000, and non-employee directors serving as of the amendment date were granted a one-time award of 25,000 options. As of the Record Date, under the Directors’ Plan, there were 670,836 shares available for option grants and there were 230,832 options outstanding, of which 41,666 options were exercisable.

Performance Graph

The following is a line graph comparing the Company’s total stockholder returns to those of the NASDAQ Health Services Index and a Comparable Company Index (including the Company, PHC, Inc., Magellan Health Services, Inc. and Horizon Health Corp.) for each year in the period from June 1, 2001 and ended May 31, 2006. The Company’s Common Stock is traded on the Over-The-Counter Bulletin Board and, accordingly, the Company has selected the NASDAQ Health Services Index as an appropriate index for this graph. Total return values were calculated based on cumulative total return, assuming the value of the investment in the Company’s Common Stock, and in each index, was $100 and that all dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG COMPREHENSIVE CARE CORPORATION,

THE NASDAQ HEALTH SERVICES INDEX AND A PEER GROUP

Assumes $100 Invested on June 1, 2001

Assumes Dividends Reinvested

Five Fiscal Years Ended May 31, 2006

	May 2001	May 2002	May 2003	May 2004	May 2005	May 2006
Comprehensive Care Corporation	100.00	355.56	622.22	355.56	426.67	477.78
NASDAQ Health Services Index	100.00	118.70	100.84	139.84	181.73	186.34
Comparable Company Index	100.00	218.09	195.92	263.52	307.01	358.78

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For information relating to Employment Agreements with executive officers, stock options, stay bonuses, stock grants, and other compensation, see “Report of the Compensation and Stock Option Committee Regarding Compensation of Executive Officers-Components of Executive Compensation” and “Employment Agreements with Executives.”

In August 2005, the Company’s principal operating subsidiary, Comprehensive Behavioral Care, Inc. (“CBC”), entered into a marketing agreement (the “Marketing Agreement”) with Health Alliance Network, Inc. (“HAN”) whereby CBC appointed HAN as its primary representative and marketing agent for commercial business. Pursuant to the Marketing Agreement, HAN will receive a $15,000 monthly fee for its marketing services to CBC plus reimbursement of related travel expenses. HAN will receive three percent of the gross revenues received by CBC from commercial services agreements resulting from introductions made by HAN or its affiliates and approved by CBC. HAN will receive an additional payment with respect to those commercial services agreements exceeding certain pricing targets equal to fifty percent of the gross revenues exceeding such pricing target. Further, CBC will pay HAN a quarterly bonus of $9,000 or $21,000 if CBC achieves certain quarterly profit targets. The maximum payments to HAN, inclusive of all fees and bonuses, shall not exceed $1.0 million in any fiscal year. CBC made no payments to HAN under the Marketing Agreement in fiscal 2005. The Marketing Agreement is for an initial term of twenty-four (24) months and is automatically renewable for additional periods of twelve months each unless terminated by either party. Two shareholders of HAN are each members of Woodcliff, the owner of all outstanding shares of the Company’s Series A Preferred Stock.

In February 2006 CBC entered into an agreement with Hythiam, Inc. whereby CBC would have the exclusive right to market Hythiam’s substance abuse disease management program to its current and certain mutually agreed upon prospective clients. The program is an integrated disease management approach designed to offer less restrictive levels of care in order to minimize repeat detoxifications. Under the agreement, the Company will pay Hythiam license and service fees for each enrollee who is treated. A Director of the Company, David Schuster, is the Vice President of Corporate Development for Hythiam. As of the Record Date, there had been no material transactions resulting from this agreement.

In connection with the Company’s indemnification program for executive officers and directors, Ms. Johnson, Mr. Landis, Mr. Clay, and Dr. Patti as well as eleven current, key management employees, directors, or subsidiary directors, thirteen former directors, and twelve former executive officers, are entitled to indemnification. The Company considers it desirable to provide each indemnitee with specified assurances that the Company can and will honor the Company’s obligations under the Indemnification Agreements, including a policy of insurance to provide for directors and officers liability coverage.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information with respect to the Company’s equity compensation plans (including individual compensation arrangements) under which equity securities of Comprehensive Care Corporation are authorized for issuance as of May 31, 2006:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	1,183,707	$1.36	1,200,836
Equity compensation plans not approved by shareholders*	406,000	1.78	—

Total	1,589,707	$1.47	1,200,836

*	Consists of 100,000 warrants to purchase common stock of the Company issued in prior fiscal years to three consultants for their services to the Company, which included public and investor relations and web site development services. In addition, 306,000 warrants to purchase common stock of the Company were issued in a prior fiscal year to two consultants and two employees as compensation for introducing strategic business partners to the Company. All such warrants were issued in lieu of cash compensation and have five-year terms with exercise prices ranging from $1.09 to $5.00.

INDEPENDENT AUDITORS

On June 1, 2004, the Company dismissed Eisner LLP (“Eisner”) as its independent registered public accounting firm. The determination to dismiss Eisner was made by the Audit Committee of the Board of Directors of the Company and was prompted by economic considerations and, also, the Company’s desire to engage a firm with a local presence. Eisner’s New York office audited the Company’s consolidated financial statements for each of the two years ended May 31, 2003, and with respect to which included in its reports a “going concern” uncertainty. These reports did not contain any adverse opinion, disclaimer of opinion, or qualification or modification as to audit scope or accounting principles. Since their retention as the Company’s independent registered public accounting firm and through June 1, 2004, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Eisner’s satisfaction would have caused Eisner to make reference thereto in their report on the consolidated financial statements of the Company for such years. During the period of their retention there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 1, 2004, the Audit Committee of the Board of Directors of the Company appointed Kirkland, Russ, Murphy & Tapp P.A. (“KRMT”) to serve as its independent registered public accounting firm for the fiscal year ending May 31, 2004. In the years ended May 31, 2003 and 2002, the Company did not consult KRMT with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

KRMT performed the audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended May 31, 2006 and 2005. Stockholders are not being asked to vote on the selection of independent auditors for fiscal 2007, as such responsibility rests with the Audit Committee. The Audit Committee has not yet appointed its independent auditors to perform the audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended May 31, 2007 and will do so when the terms of their engagement have been finalized. The Company expects that a representative of KRMT will be available at the meeting, have the opportunity to make a statement if he or she so desires, and be available to respond to appropriate questions.

AUDIT AND RELATED FEES

During fiscal 2006, the Company’s Audit Committee determined to continue to engage Kirkland, Russ, Murphy & Tapp P.A. (“KRMT”) to perform the fiscal 2006 audit and to prepare the fiscal 2006 income tax returns. The Audit Committee approved 100% of the services described below for audit, tax and related fees.

Audit Fees. The aggregate fees billed by KRMT for professional services rendered in connection with the audit of our annual consolidated financial statements and review of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2006 and 2005 were $68,950 and $65,700, respectively.

Audit-Related Fees. The aggregate fees billed by KRMT for assurance and related services related to the performance of the audit or review of the Company’s consolidated financial statements and not described above under “Audit Fees” were $21,500 in fiscal 2006 and $43,200 in fiscal 2005. Audit-related services principally include audits of certain of our subsidiaries and our 401(k) plan.

Tax Fees. During fiscal 2006, KRMT billed $26,850 to the Company for preparing the Company’s 2005 tax returns. The Company has engaged KRMT to prepare its 2006 tax returns at an estimated cost of $25,000.

All Other Fees. The aggregate fees billed by KRMT for professional services other than services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above were $4,000 for fiscal 2006 for agreed upon procedures relating to a private placement transaction, and $0 for fiscal 2005.

The Audit Committee does not believe the provision of non-audit services by the independent accountant impairs the ability of such accountant to maintain independence with regard to the Company.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During fiscal 2006, all services were pre-approved by the Audit Committee in accordance with this policy.

ANNUAL REPORT

The 2006 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended May 31, 2006 and the Company’s annual report on Form 10-K (without exhibits thereto), has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to the Secretary of the Company, 3405 W. Dr. Martin Luther King, Jr. Boulevard, Suite 101, Tampa, Florida 33607.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the 2006 Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

All notices of proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Secretary of the Company at 3405 W. Dr. Martin Luther King, Jr. Boulevard, Suite 101, Tampa, Florida 33607. Any such notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the books of the Company, of the stockholder proposing such business, (c) the class and number of shares of stock of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Any stockholder’s notice related to a nomination to elect an individual to serve as a director, shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for reelection of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the books of the Corporation, of such stockholder, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination, which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2007 annual meeting, stockholder proposals must be received by the Company no later than June 8, 2007 and must otherwise comply with the requirements of Rule 14a-8. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies at its discretion, if the Company does not receive notice of the proposal before the close of business on August 22, 2007.

General

The Board of Directors does not currently know of any other matters to be presented at the 2006 Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

By Order of the Board of Directors,

/s/ Robert J. Landis
Robert J. Landis
Chairman

October 6, 2006

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

COMPREHENSIVE CARE CORPORATION

AUTHORITY AND PURPOSE

The Audit Committee of Comprehensive Care Corporation (the “Corporation”) is appointed by the Corporation’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee (the “Committee”) shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable law.

STATEMENT OF POLICY

The Committee shall oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the Over-The-Counter Bulletin Board (“OTCBB”) applicable to OTCBB listed issuers. The Committee shall have all authority necessary or desirable for it to comply with the Sarbanes-Oxley Act of 2002 and all applicable Securities and Exchange Commission rules and regulations.

COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of two or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board. The Committee shall meet at least four times each fiscal year. The Committee shall meet in separate executive sessions with the Corporation’s Chief Executive Officer and Chief Financial Officer and the Corporation’s independent auditors.

Each member of the Committee shall be an independent director. For purposes hereof, in order to be an “independent director,” a Committee Member shall not:

1.	accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board, or otherwise be an affiliated person of the Corporation or any subsidiary of the Corporation[1], and

2.	have any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the SEC and OTCBB. In addition, at least one member of the Committee shall be an audit committee financial expert, as defined by Section 407 of the Sarbanes-Oxley Act of 2002 and Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission; provided, however, the requirement of the Committee of having a financial expert may be waived or suspended by the Board.

The Committee shall take all steps necessary to ensure compliance with existing SEC and OTCBB rules and, as new rules are adopted, the Committee will ensure compliance when they are adopted.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The fees and expenses of such independent counsel and other advisers engaged by the Committee shall be paid promptly by the Corporation after such fees have been approved by the Committee. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to ensure that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditors. The Board and the Committee are in place to represent the Corporation’s stockholders. Accordingly, the independent auditors are ultimately accountable to the Board and the Committee.

RESPONSIBILITIES

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Corporation’s stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

1.	Annually review and reassess the adequacy of this Charter and its compliance with the Audit Committee requirements established by the Securities and Exchange Commission and OTCBB listed issuers.

2.	With respect to the Corporation’s independent auditors:

a.	The Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Corporation’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Committee. The Committee shall pre-approve all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Corporation and the fees relating to the provision of all such services, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors are ultimately accountable to the Board and to the Committee as representatives of the Corporation’s stockholders.

b.	Review the independence of the independent auditors so that such independence is in compliance with all applicable law and rules of the SEC and OTCBB. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with all applicable rules and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the independent auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

3.	Periodically review with management the possible need for an internal audit department and if it is determined that such a department is needed, review and concur with management on the scope and responsibilities of an internal audit department and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director.

4.	Review and discuss with management and the independent auditors, before release, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Corporation’s Annual Report in Form 10-K. Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

5.	Review and discuss with management and the independent auditors, before release, the unaudited financial statements and the Management’s Discussion and Analysis proposed to be included in each Form 10-Q to be filed by the Corporation with the Securities and Exchange Commission.

6.	In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual audit and such other times as the Committee may deem appropriate:

a.	The Corporation’s annual financial statements and related notes.

b.	The independent auditors’ audit of the financial statements and their report thereon.

c.	The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

d.	Any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

e.	The adequacy and effectiveness of the Corporation’s accounting and internal accounting controls.

7.	Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

a.	Any significant changes required in the independent auditors’ audit plan.

b.	Any difficulties or disputes with management encountered during the course of the audit.

c.	The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Corporation’s financial statements.

d.	Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

e.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

8.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

9.	Review and approve or disapprove any transaction or arrangement that may present a material conflict of interest between a member of management or the Board and the Corporation.

10.	Prepare a report in the Corporation’s proxy statement in accordance with SEC requirements.

COMPREHENSIVE CARE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 17, 2006

The undersigned hereby appoints Mary Jane Johnson, Robert J. Landis and Richard Danzig, or anyone of them, proxies, with power of substitution, to vote the shares of common stock of Comprehensive Care Corporation, which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders on November 17, 2006, and any adjournment thereof.

(Continued, and to be marked, dated, and signed, on the other side.)

Please return this proxy promptly using the enclosed envelope.

No postage required if mailed in the United States of America.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY – COMMON STOCK

This proxy, properly executed, will be voted as directed hereon. If no direction is made, this proxy will be voted FOR the proposals. The proxies may vote in their discretion as to other matters which may properly come before the 2006 Annual Meeting.

Please mark your votes like this: ☒

Election of Directors:

Mary Jane Johnson	☐ FOR	☐ WITHHOLD AUTHORITY

Robert J. Landis	☐ FOR	☐ WITHHOLD AUTHORITY

Eugene L. Froelich	☐ FOR	☐ WITHHOLD AUTHORITY

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature (if held jointly)

Title or authority, if applicable	Date

NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signatures of all persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their title as such. If a partnership, please sign in the partnership name by an authorized person.

COMPREHENSIVE CARE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 17, 2006

The undersigned hereby appoints Mary Jane Johnson, Robert J. Landis and Richard Danzig, or any one of them, proxies, with power of substitution, to vote the shares of common stock of Comprehensive Care Corporation, which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders on November 17, 2006, and any adjournment thereof.

(Continued, and to be marked, dated, and signed, on the other side.)

Please return this proxy promptly using the enclosed envelope.

No postage required if mailed in the United States of America.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY – SERIES A CONVERTIBLE PREFERRED STOCKHOLDER

This proxy, properly executed, will be voted as directed hereon. If no direction is made, this proxy will be voted FOR the proposals. The proxies may vote in their discretion as to other matters which may properly come before the 2006 Annual Meeting.

Please mark your votes like this: ☒

Election of Directors:

Mary Jane Johnson	☐ FOR	☐ WITHHOLD AUTHORITY
Robert J. Landis	☐ FOR	☐ WITHHOLD AUTHORITY
Eugene L. Froelich	☐ FOR	☐ WITHHOLD AUTHORITY
Robert Parker	☐ FOR	☐ WITHHOLD AUTHORITY
David P. Schuster	☐ FOR	☐ WITHHOLD AUTHORITY
Barry A. Stein, Ph.D.	☐ FOR	☐ WITHHOLD AUTHORITY
Peter Jesse Walcott	☐ FOR	☐ WITHHOLD AUTHORITY

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature (if held jointly)

Title or authority, if applicable	Date

NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signatures of all persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their title as such. If a partnership, please sign in the partnership name by an authorized person.